Exhibit 99.1
                                                                    ------------
                 CHEVRON AND TEXACO AGREE TO $100 BILLION MERGER
                   CREATING TOP-TIER INTEGRATED ENERGY COMPANY

     ChevronTexaco Corp. to achieve annual savings of at least $1.2 billion and create stronger, more competitive company

SAN FRANCISCO and NEW YORK (October 16, 2000) - Chevron Corporation [NYSE: CHV] and Texaco Inc. [NYSE: TX] today announced a merger that will create a company - ChevronTexaco Corporation - that ranks with the world's largest and most competitive international energy companies.

The merger joins two leading energy companies and long-time partners to create a U.S.-based, global enterprise that is highly competitive across all energy sectors. ChevronTexaco will have world-class upstream positions in reserves, production and exploration opportunities; an integrated, worldwide refining and marketing business; a global chemicals business; significant growth platforms in natural gas and power; and industry leading skills in technology innovation.

The combined company expects to achieve annual savings of at least $1.2 billion within six to nine months of the merger's completion. The merger, to be accounted for as a pooling of interests, is expected to become accretive to the new company's earnings and cash flow per share upon realization of the savings. The company also expects to improve capital efficiency by funding the best growth opportunities of Chevron and Texaco, resulting in improved return on capital employed over time.

The new company  will have  reserves of 11.2 billion  barrels of oil  equivalent
(BOE), daily production of 2.7 million BOE, assets of $77 billion, and operations throughout the world. In the United States, ChevronTexaco will be the nation's third largest producer of oil and gas, with production of 1.1 million BOE per day, and will hold the nation's third largest reserve position, with 4.2 billion BOE of proved reserves.

In the merger, Texaco shareholders will receive .77 shares of Chevron common stock for each share of Texaco common stock they own, and Chevron shareholders will retain their existing shares. The exchange ratio represents approximately $64.87 per Texaco share based on Chevron's closing stock price of $84.25 on October 13, 2000. The exchange ratio represents an 18% premium based upon Texaco's closing share price on October 13, and a 25% premium based upon the two companies' average relative share prices during the 30-day period through
October 13. As a result of the merger, Chevron shareholders will own approximately 61 percent of the combined equity, and Texaco shareholders will own about 39 percent. The combined company would have an enterprise value of more than $100 billion.



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Dave  O'Reilly,  Chevron  chairman and chief  executive  officer,  will serve as chairman and CEO of ChevronTexaco, which will be headquartered in San Francisco. Peter Bijur, Texaco chairman and CEO, will become a vice chairman of the combined company with responsibility for downstream, power and chemicals operations. Richard Matzke, Chevron vice chairman for upstream operations, will retain those responsibilities in the combined company. The composition of the ChevronTexaco Board of Directors will be approximately proportional to the equity split and will be drawn from current members of the Chevron and Texaco boards. Chevron Vice President and Chief Financial Officer John Watson and Texaco Senior Vice President and Chief Financial Officer Patrick Lynch will lead the integration process.

"This merger positions ChevronTexaco as a much stronger U.S.-based global energy producer better able to contribute to the nation's energy needs," said O'Reilly. "That's good news for the country because the United States will have an additional top-tier energy company better positioned to compete effectively with the international majors.

"ChevronTexaco," O'Reilly continued, "will create greater value for the shareholders of both companies. We'll be positioned for stronger financial returns than could be achieved by either company separately, partly through significant cost reductions, but mainly because we'll have a much broader mix of quality assets, skills, and technology. We're committed to being first in our industry in total shareholder return, and this transaction will help us accomplish that objective."

Bijur said: "These two companies form a powerful combination that will have the strength and resources to compete and succeed around the globe. Texaco and Chevron are natural partners, whose historic relationship and operational fit are highly complementary. We know each other well, and we already have long, highly productive experience working together in both the upstream and downstream, giving us an advantage in integrating the companies.

"We also share common values including protection of the environment, active support for the communities where we operate, and promoting diversity and opportunity in our workforce and among our business partners," Bijur continued.

ChevronTexaco will be much stronger in several important respects:

o Significant cost savings: The new company expects to reduce costs by at least $1.2 billion per year within six to nine months of the merger's completion. The historic associations and strategic compatibility of Chevron and Texaco will enable rapid integration of the two companies. The most significant savings (approximately $700 million) will come from more efficient exploration and production activities, but other areas will contribute as well, including some $300 million from the consolidation of corporate functions and $200 million from other operations. The companies anticipate that the combined workforce of about 57,000 will be reduced by approximately 7 percent worldwide. Anticipated cost savings build on both companies' track records of successfully achieving cost reductions.


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o        Leadership position in upstream: The combined company will be a premier global upstream competitor, with a significantly enhanced leadership position in most of the world's major and emerging exploration and producing areas. ChevronTexaco will have world-class reserves and growth opportunities in both west Africa and the Caspian region, where, in the latter case, the new company will solidify its position as the largest producer. In addition, the combined company will have a superior exploration acreage position in the most promising deepwater areas in west Africa, Brazil and the U.S. Gulf of Mexico. The combination will significantly strengthen positions in core producing areas in North America and the North Sea. Further, the combination will create an outstanding portfolio of growth opportunities in Latin America and the Asia-Pacific region.

o Worldwide downstream platform: ChevronTexaco will create a worldwide business built around the well-recognized, international brands: Chevron, Texaco and Caltex. By integrating the operations of Caltex, a 65-year international refining and marketing joint venture between Chevron and Texaco, the combined company will be able to realize efficiencies from streamlined decision-making and management. The merger also allows an enterprise approach to
         lubricants   (including  the  well-known  quality lubricants brands
         Havoline and Delo), trading, international markets and customers, and will expand on the existing fuels and marine marketing joint venture. In addition, the merger enables the new company to use its brand presence to help facilitate activities and new entries in the upstream, and in gas and power businesses in Asia, Latin America and Europe.

o Strength and scale in chemicals: The chemicals business of the combined company consists of Chevron's recently formed 50/50 joint venture, Chevron Phillips Chemical Co. With more than $6 billion in assets and $6 billion in revenues, Chevron Phillips Chemical Co. has a strong, global position in olefins, polyolefins and aromatics.

o Leadership position in power generation: Texaco's power and gasification business, with equity interests in 3,500 megawatts of power operating or under construction, and Chevron's 26 percent stake in Dynegy, Inc., give the combined company more options in the fast-growing power and energy convergence businesses.

o Broad technology portfolio: The merger will strengthen the new company's leading technologies in its core businesses by bringing together specialized expertise from the two companies. The combined company will also have a broader portfolio in advanced technologies, e-business ventures and alternate energy, such as fuel cells and gas-to-liquids conversion.

o Superior organizational capability: The capabilities of the new company will be strengthened by the combination of people from both Chevron and Texaco who have the diverse skills, talent and vast experience to compete successfully in an increasingly competitive industry. The merged company also gains an advantage with proven leadership in many facets of the global, integrated energy business and a track record of success in executing key strategies.

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The merger is conditioned,  among other things, on shareholder approval for both companies, pooling accounting treatment for the merger and regulatory approvals of government agencies such as the U.S. Federal Trade Commission. Chevron and Texaco anticipate that the FTC will require certain divestitures in the U.S. downstream in order to address market concentration issues, and the companies intend to cooperate with the FTC in this process. In that regard, Texaco is in discussions with its partners in the U.S. downstream.

Lehman Brothers Inc. is acting as financial advisor to Chevron. Al Pepin; Fried, Frank, Harris, Shriver & Jacobson; and Pillsbury Madison & Sutro are acting as legal advisors to Chevron. Credit Suisse First Boston and Morgan Stanley Dean Witter are acting as financial advisors; and Davis Polk & Wardwell; Howrey, Simon, Arnold & White; and Weil Gotshal & Manges are acting as legal advisors to Texaco.

Chevron Corp. is involved in every aspect of the oil and gas industry, from exploration and production to transportation, refining and retail marketing, as well as chemicals manufacturing and sales. It is active in nearly 100 countries and employs about 31,000 people worldwide.

Texaco Inc. is a fully integrated energy company engaged in exploring for and producing oil and natural gas; manufacturing and marketing high-quality fuels and lubricant products; operating trading, transportation and distribution facilities; and producing power. Directly and through affiliates, Texaco operates in more than 150 countries.

Private Securities Litigation Reform Act Safe Harbor Statement
Except for the historical and present factual information contained herein, the matters set forth in this press release, including statements as to the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our businesses will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of Chevron's and Texaco's reports filed with the SEC. Chevron and Texaco disclaim any responsibility to update these forward-looking statements.

Additional Information
Chevron and Texaco will file a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Chevron free of charge by requesting them in writing from Chevron Corporation, 575 Market Street, San Francisco, CA 94105,
Attention: Corporate Secretary, or by telephone at (415) 894-7700. You may obtain documents filed with the SEC by Texaco free of charge by requesting them in writing from Texaco Inc., 2000 Westchester Avenue, White Plains, New York 10650, Attention: Secretary, or by telephone at (914) 253-4000.




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Chevron and Texaco, and their respective  directors and executive officers,  may
be  deemed  to  be  participants  in  the   solicitation  of  proxies  from  the
stockholders of Chevron and Texaco in connection with the merger. Information about the directors and executive officers of Chevron and their ownership of Chevron stock is set forth in the proxy statement for Chevron's 2000 Annual Meeting of stockholders. Information about the directors and executive officers of Texaco and their ownership of Texaco stock is set forth in the proxy statement for Texaco's 2000 Annual Meeting of stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement / prospectus when it becomes available.

Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

Press Teleconference Note to Editors:

You are cordially invited to participate in the Chevron / Texaco press teleconference on Monday, October 16, 2000 at 12:15 p.m. (EDT). You can participate by dialing 1-888-793-1751 (within the United States) and 1-212-231-6010 (internationally).

You may also listen to the analyst briefing via the Internet at www.chevron.com and www.texaco.com at 10:00 a.m. EDT. Real Network's RealPlayer, Microsoft Windows Media Player or Apple's Quicktime Player is required to access the webcast.

Satellite Uplink for Chevron and Texaco B-Roll:

Monday, October 16, 2000                    Monday, October 16, 2000
9:00 a.m. - 9:30 a.m. (EDT)                 2:30 p.m. - 3:00 p.m. (EDT)
C band; Telstar 6; Transponder 12           C band; Telstar 6; Transponder 9
Downlink frequency: 3940                    Downlink frequency: 3880

If you have any technical questions or problems with the B-Roll satellite feed, please call Quicklink at (212) 947-4475.

Today's news release, along with other news about Chevron and Texaco, is available on the Internet at www.chevron.com and www.texaco.com.

                                                                 # # #

Media Contacts:              Chevron              Texaco
                             Mike Libbey          Chris Gidez
                             (415) 894-4440       (914) 253-4177


Investor Contacts:           Chevron              Texaco
                             Pierre Breber        Liz Smith
                             (415) 894-9376       (914) 253-4478